Exhibit 99.1

Encore Capital Group Announces Third Quarter 2020 Financial Results
•GAAP net income up 41% to $55 million, or $1.72 per share
•Non-GAAP adjusted net income up 42% to $74 million, or $2.31 per share
•Global collections grew 8% to a record $540 million
•Estimated Remaining Collections (ERC) grew 15% to a record $8.5 billion

SAN DIEGO, November 2, 2020 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the third quarter ended September 30, 2020.
“The third quarter was an outstanding period for Encore as we achieved record global collections and ERC,” said Ashish Masih, President and Chief Executive Officer. “Many of our consumers are reaching out to us to assist them with their financial recovery. We deal with consumers in financial hardship every day and have been able to extend relief when appropriate and also help increasing numbers of consumers resolve their debts, which contributed to our record collections in the quarter. We are also servicing an increasing proportion of our consumers through our lower cost call center and digital collections channel, which continues to operate at a high level of efficiency. As a result, we added another quarter to our strong GAAP earnings growth over the past five years,” said Masih.

“The CFPB’s new industry rules, released last week as expected, provide much needed clarity and create uniformity in the fair treatment of U.S. consumers in debt collection. The new rules are largely consistent with those proposed eighteen months ago and, as a result, we are well prepared to fully implement them with no significant incremental operational changes. Through these new rules, we remain very much aligned with the CFPB’s goal of making consumer financial markets work for consumers, responsible providers, and the economy as a whole,” added Masih.

In September, the company implemented a new global funding structure which effectively combined the balance sheets of its Midland Credit Management (MCM) and Cabot Credit Management (Cabot) businesses to maximize the company’s financial flexibility. The new structure is expected to allow Encore to better leverage its global scale and allocate capital to the markets with the best returns, in addition to enhancing its access to capital markets and reducing funding costs.

“Looking ahead, we believe more consumers than ever will need us to help them with their financial recovery. We are committed to being there when consumers need us, as well as supporting the banks who lend to them while fulfilling our important role in the credit ecosystem. In that regard, our new global funding structure, our strong balance sheet and our liquidity have positioned us well for the substantial increase in charged-off receivables we believe is coming to the U.S. and U.K. markets in 2021 and beyond,” said Masih.

Key Financial Metrics for the Third Quarter of 2020:
•Estimated remaining collections (ERC) were a record $8.5 billion, up 15% compared to the third quarter of 2019.
•Portfolio purchases were $170 million, consisting of $141 million in the U.S. and $29 million in Europe.
•Gross collections were a record $540 million, up 8% compared to $499 million in the third quarter of 2019.
•Total revenues were $404 million, up 13% compared to $356 million in the third quarter of 2019.

Encore Capital Group, Inc.

•Total operating expenses increased 6% to $261 million, compared to $248 million in the same period of the prior year, and included a $15 million payment to the CFPB to settle a complaint filed in September and $7 million of expenses related to the implementation of the company’s new global funding structure.
•Total interest expense increased 25% to $68 million, compared to $54 million in the same period of the prior year, principally as a result of $18 million in costs and expenses related to the financing transactions that implemented the company’s new global funding structure.
•GAAP net income attributable to Encore was $55 million, or $1.72 per fully diluted share, and was net of the $15 million payment to the CFPB and $25 million of expenses ($19 million after tax), related to the implementation of the company’s new global funding structure. This compares to net income of $39 million, or $1.23 per fully diluted share in the third quarter of 2019.
•Adjusted net income attributable to Encore was $74 million, or $2.31 per fully diluted share (also referred to as economic EPS), and was net of $19 million (after tax) of expenses related to the implementation of the company’s new global funding structure. This compares to adjusted net income of $52 million, or $1.64 per fully diluted share in the third quarter of 2019.
•As of September 30, 2020, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s new global senior facility was $465 million. In addition, Encore ended the third quarter with $150 million of non-client cash on the balance sheet.
•Debt to equity ratio improved to 2.9x and the ratio of Net Debt to Adjusted EBITDA plus collections applied to principal balance (the industry standard for leverage) improved to 2.4x.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, November 2, 2020, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss third quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 6032536. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. The Company has included references to constant currency growth rates to facilitate comparisons of underlying financial results excluding the impact of changes to foreign currency exchange rates. Constant Currency figures are calculated by employing foreign currency exchange rates from the year ago period to recalculate current period results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC, which is calculated using the changes in the period-ending exchange rates.
About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$169,983	$192,335
Investment in receivable portfolios, net	3,265,992	3,283,984
Deferred court costs, net	—	100,172
Property and equipment, net	120,125	120,051
Other assets	309,296	329,223
Goodwill	866,657	884,185
Total assets	$4,732,053	$4,909,950
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$221,837	$223,911
Borrowings	3,252,101	3,513,197
Other liabilities	130,859	147,436
Total liabilities	3,604,797	3,884,544
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 31,345 and 31,097 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	313	311
Additional paid-in capital	227,113	222,590
Accumulated earnings	1,018,348	888,058
Accumulated other comprehensive loss	(121,098)	(88,766)
Total Encore Capital Group, Inc. stockholders’ equity	1,124,676	1,022,193
Noncontrolling interest	2,580	3,213
Total equity	1,127,256	1,025,406
Total liabilities and equity	$4,732,053	$4,909,950

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$238	$34
Investment in receivable portfolios, net	528,481	539,596
Other assets	4,773	4,759
Liabilities
Borrowings	452,299	464,092

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Revenue from receivable portfolios	$342,489	$316,217	$1,035,141	$939,870
Changes in expected current and future recoveries	30,451	—	(2,203)	—
Servicing revenue	29,787	31,060	82,417	97,399
Other revenues	949	144	3,435	673
Total revenues	403,676	347,421	1,118,790	1,037,942
Allowance reversals on receivable portfolios, net		8,515		11,945
Total revenues, adjusted by net allowances		355,936		1,049,887
Operating expenses
Salaries and employee benefits	95,979	96,638	279,944	284,699
Cost of legal collections	60,383	48,971	164,018	149,446
General and administrative expenses	53,459	38,168	113,954	110,335
Other operating expenses	28,088	25,753	83,527	84,913
Collection agency commissions	12,703	17,343	36,562	46,905
Depreciation and amortization	10,609	10,000	31,436	29,736
Goodwill impairment	—	10,718	—	10,718
Total operating expenses	261,221	247,591	709,441	716,752
Income from operations	142,455	108,345	409,349	333,135
Other expense
Interest expense	(67,962)	(54,365)	(172,951)	(173,245)
Other income (expense)	361	(11,546)	(1,211)	(15,766)
Total other expense	(67,601)	(65,911)	(174,162)	(189,011)
Income before income taxes	74,854	42,434	235,187	144,124
Provision for income taxes	(19,747)	(3,021)	(59,875)	(18,447)
Net income	55,107	39,413	175,312	125,677
Net income attributable to noncontrolling interest	(457)	(544)	(784)	(893)
Net income attributable to Encore Capital Group, Inc. stockholders	$54,650	$38,869	$174,528	$124,784

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$1.74	$1.24	$5.56	$3.99
Diluted	$1.72	$1.23	$5.51	$3.97

Weighted average shares outstanding:
Basic	31,484	31,338	31,402	31,242
Diluted	31,826	31,657	31,672	31,459

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net income	$175,312	$125,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,436	29,736
Expense related to financing	19,791	3,496
Other non-cash interest expense, net	22,725	24,049
Stock-based compensation expense	13,189	9,412
Deferred income taxes	(15,070)	5,012
Goodwill impairment	—	10,718
Changes in expected current and future recoveries	2,203	—
Allowance reversals on receivable portfolios, net	—	(11,945)
Other, net	24,469	20,218
Changes in operating assets and liabilities
Deferred court costs and other assets	14,267	45,415
Prepaid income tax and income taxes payable	(11,226)	(21,240)
Accounts payable, accrued liabilities and other liabilities	(27,114)	(43,602)
Net cash provided by operating activities	249,982	196,946
Investing activities:
Purchases of receivable portfolios, net of put-backs	(517,959)	(757,101)
Collections applied to investment in receivable portfolios, net	540,101	588,259
Purchases of property and equipment	(22,658)	(30,712)
Other, net	8,091	1,596
Net cash provided by (used in) investing activities	7,575	(197,958)
Financing activities:
Payment of loan and debt refinancing costs	(48,676)	(8,777)
Proceeds from credit facilities	1,695,914	481,105
Repayment of credit facilities	(2,051,764)	(440,992)
Proceeds from senior secured notes	410,820	460,512
Repayment of senior secured notes	(152,430)	(460,455)
Proceeds from issuance of convertible and exchangeable senior notes	—	100,000
Repayment of convertible senior notes	(89,355)	(84,600)
Other, net	(32,400)	(15,480)
Net cash (used in) provided by financing activities	(267,891)	31,313
Net (decrease) increase in cash and cash equivalents	(10,334)	30,301
Effect of exchange rate changes on cash and cash equivalents	(12,018)	(1,042)
Cash and cash equivalents, beginning of period	192,335	157,418
Cash and cash equivalents, end of period	$169,983	$186,677

Supplemental disclosure of cash information:
Cash paid for interest	$148,059	$131,873
Cash paid for taxes, net of refunds	87,154	31,419

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,
	2020		2019
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income attributable to Encore, as reported	$54,650	$1.72	$38,869	$1.23
Adjustments:
CFPB settlement fees(1)	15,009	0.47	—	—
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	3,180	0.10	3,531	0.11
Acquisition, integration and restructuring related expenses(2)	(23)	0.00	3,819	0.12
Amortization of certain acquired intangible assets(3)	1,773	0.06	1,644	0.05
Loss on Baycorp Transaction(4)	—	—	12,489	0.39
Goodwill impairment(4)	—	—	10,718	0.34
Net gain on fair value adjustments to contingent consideration(5)	—	—	(101)	0.00
Income tax effect of above non-GAAP adjustments and certain discrete tax items(6)	(1,052)	(0.04)	(19,069)	(0.60)
Adjusted net income attributable to Encore	$73,537	$2.31	$51,900	$1.64
_______________________
(1)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We adjust for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income attributable to Encore and adjusted earnings per share.
(4)The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the three months ended September 30, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(5)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(6)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.

Encore Capital Group, Inc.

	Nine Months Ended September 30,
	2020		2019
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income attributable to Encore, as reported	$174,528	$5.51	$124,784	$3.97
Adjustments:
CFPB settlement fees(1)	15,009	0.47	—	—
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	11,205	0.35	11,571	0.37
Acquisition, integration and restructuring related expenses(2)	4,940	0.16	6,345	0.20
Amortization of certain acquired intangible assets(3)	5,207	0.16	5,358	0.17
Loss on Baycorp Transaction(4)	—	—	12,489	0.40
Goodwill impairment(4)	—	—	10,718	0.34
Net gain on fair value adjustments to contingent consideration(5)	—	—	(2,300)	(0.07)
Income tax effect of above non-GAAP adjustments and certain discrete tax items(6)	(6,399)	(0.19)	(21,840)	(0.69)
Change in tax accounting method(7)	—	—	(9,070)	(0.29)
Adjusted net income attributable to Encore	$204,490	$6.46	$138,055	$4.40
________________________
(1)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income attributable to Encore and adjusted income per share.
(4)The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the three months ended September 30, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(5)Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
(6)Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.
(7)Amount represents the benefit from the tax accounting method change related to revenue reporting. We adjust for certain discrete tax items that are not indicative of our ongoing operations.

Encore Capital Group, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP total operating expenses, as reported	$261,221	$247,591	$709,441	$716,752
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(54,001)	(42,503)	(137,876)	(130,817)
CFPB settlement fees (2)	(15,009)	—	(15,009)	—
Stock-based compensation expense	(3,884)	(4,005)	(13,189)	(9,412)
Acquisition, integration and restructuring related expenses(3)	23	(3,819)	(132)	(6,345)
Goodwill impairment(4)	—	(10,718)	—	(10,718)
Net gain on fair value adjustments to contingent consideration(5)	—	101	—	2,300
Adjusted operating expenses related to portfolio purchasing and recovery business	$188,350	$186,647	$543,235	$561,760
________________________
(1)Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
(2)Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(4)The Baycorp Transaction resulted in a goodwill impairment charge of $10.7 million that is included in operating expenses during the three and nine months ended September 30, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore, adjusting for the expense enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(5)Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.